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                                                                   Exhibit 10.59


                       RESTRICTED STOCK PURCHASE AGREEMENT

ROGER M. PERLMUTTER, Amgen Inc. Grantee:

          On this 8th day of January, 2001, Amgen Inc., a Delaware corporation (the "Company"), pursuant to its Amended and Restated 1991 Equity Incentive Plan (the "Plan") has granted to you, the grantee named above, a right to purchase One Hundred Eleven Thousand Five Hundred (111,500) shares (the "Shares") of the $.0001 par value common stock of the Company ("Common Stock") pursuant to the terms of this Restricted Stock Purchase Agreement (this "Agreement") and the Plan. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

          I.   Purchase Price. Subject to the terms and conditions of this
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Agreement, the Shares may be purchased from the Company at a purchase price per share of $.0001 for a total purchase price of $11.15 (the "Total Purchase Price"). The Total Purchase Price shall be paid in cash at the time of purchase.

          II.  Repurchase Option.
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               (1) Upon termination of your employment for any reason, other than death and permanent and total disability (with such permanent and total disability being certified by the Social Security Administration prior to such termination), the Company shall have the right and option to purchase from you or any holder of the Shares as permitted under Section III(5) (a "Holder") any or all of the Shares at the per Share purchase price paid by you for such Shares (the "Repurchase Option").

               (2) The Company may exercise the Repurchase Option by delivering personally or by registered mail, to you or a Holder within ninety (90) days of the date of termination of your employment, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, the Secretary of the Company or other escrow agent as provided in Section VI shall deliver the stock certificate or certificates evidencing the Shares to the Company, and the Company shall deliver the purchase price therefor.

               (3) At its option, the Company may elect to make payment for the Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to you or a Holder stating the name and address of the bank, date of closing, and waiving the closing at the Company's office.

               (4) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice to you or a Holder within ninety (90) days

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following the date of termination of your employment, the Repurchase Option shall terminate, and any restrictions on Shares remaining as of the date of the termination of your employment shall lapse immediately.

               (5) One hundred percent (100%) of the Shares shall initially be subject to the Repurchase Option. The Shares shall be released from the Repurchase Option in accordance with the schedule set forth in Section III(1).

         III.  Lapse of Repurchase Option.
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               (1) Subject to Sections III (2), (3) and (4), the Repurchase
Option shall lapse in accordance with the following schedule with respect to the Shares which have not previously been forfeited by you, provided you are actively employed by the Company on the respective dates:

                                Number of Shares to Which Repurchase Option
                                -------------------------------------------
                   Date                         Shall Lapse
                   ----                         -----------
               April 1, 2002                    40,000
               April 1, 2003                    23,750
               April 1, 2004                    23,750
               April 1, 2005                    24,000

               (2) Upon termination of your employment due to your permanent and total disability (with such permanent and total disability being certified by the Social Security Administration prior to such termination) or your death, then the Repurchase Option shall lapse immediately with respect to all the Shares awarded under this Agreement. For purposes of this Agreement, "termination of your employment" shall mean the last date you are either an employee of the Company or an Affiliate or engaged as a consultant or director to the Company or an Affiliate.

               (3) In addition, the lapsing of the Repurchase Option pursuant to
Section III(1) may be suspended during a leave of absence as provided from time to time according to Company policies and practices.

               (4) Notwithstanding anything to the contrary contained herein, the Committee may, as it deems appropriate, in its sole discretion, accelerate the date on which the Repurchase Option shall lapse with respect to any of the Shares which have not been previously forfeited by you.

               (5) Your Shares are not assignable or transferable, except by will or the laws of descent and distribution. Notwithstanding the foregoing, all or a portion of the Shares subject to the Repurchase Option may be transferred to an Alternate Payee (as defined in the Plan) if required by the terms of a QDRO (as defined in the Plan), as further described in the Plan; provided, that such Alternate Payee is subject to the same terms and conditions as set forth in this Agreement

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         IV.   Legends. Certificates representing the Shares issued pursuant to
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this Agreement shall, until all restrictions lapse or shall have been removed and new certificates are issued pursuant to Section V, bear the following legend:


     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND REPURCHASE RIGHTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BY AND BETWEEN AMGEN INC. (THE "COMPANY") AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT."

         V.    Issuance of Certificates; Tax Withholding.
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               (1) Subject to subsection (2) below, upon the lapse of the
Repurchase Option with respect to any of the Shares as provided in Section III, the Company shall cause new certificates to be issued with respect to such Shares and delivered to you or a Holder, free from the legend provided for in
Section IV and of the Repurchase Option. Such Shares shall cease to be subject to the terms and conditions of this Agreement.

               (2) Notwithstanding subsection (1), no such new certificate shall be delivered to you or a Holder unless and until you or a Holder shall have paid to the Company, in cash or by check, the full amount of all federal and state withholding or other employment taxes applicable to your taxable income resulting from the grant of the Shares or the lapse or removal of the restrictions in a form approved by the Committee.

         VI.   Escrow. The Secretary of the Company or such other escrow holder
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as the Committee may appoint shall retain physical custody of the certificates representing the Shares until all of the restrictions lapse or shall have been removed; provided, however, that in no event shall you retain physical custody of any certificates representing Shares issued to you which are subject to the Repurchase Option.

         VII.  No Contract for Employment. This Agreement is not an employment
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or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company, or of the Company to continue your employment or service with the Company.

         VIII. Notices. Any notices provided for in this Agreement or the Plan
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shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at such address as is currently maintained in the Company's records or at such other address as you hereafter designate by written notice to the Company.

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          IX. Plan. This Agreement is subject to all the provisions of the Plan
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and its provisions are hereby made a part of this Agreement, including without limitation the provisions of paragraph 7 of the Plan relating to purchases of restricted stock, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.



                                             Very truly yours,
                                             AMGEN INC.

                                             By /s/ Steven M. Odre
                                               ------------------------------
                                             Duly authorized on behalf of the
                                             Board of Directors


Agreed and Accepted
as of the date first written above



/s/ Roger M. Perlmutter
-----------------------------
Roger M. Perlmutter

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